Exhibit 99.1

FOR IMMEDIATE RELEASE

BENCHMARK REPORTS THIRD QUARTER 2021 RESULTS

Third quarter 2021 results:

•
Quarterly revenue of $572 million
•
9% year-over-year revenue growth
•
Semi-Cap revenue growth of 35% year-over-year
•
Industrials revenue growth of 26% year-over-year
•
Higher-value markets revenue mix of 81%
•
GAAP and non-GAAP gross margins of 9.4%
•
GAAP diluted EPS of $0.23 and non-GAAP diluted EPS of $0.39

TEMPE, AZ, October 27, 2021 – Benchmark Electronics, Inc. (NYSE: BHE) today announced financial results for the third quarter ended September 30, 2021.

	Three Months Ended
	Sep 30,	Jun 30,	Sep 30,
In millions, except EPS	2021	2021	2020
Sales	$572	$545	$526
Net income(2)	$8	$7	$6
Net income – non-GAAP(1)(2)	$14	$10	$12
Diluted earnings per share(2)	$0.23	$0.20	$0.16
Diluted EPS – non-GAAP(1)(2)	$0.39	$0.27	$0.32
Operating margin(2)	2.1%	2.0%	1.6%
Operating margin – non-GAAP(1)(2)	3.3%	2.5%	3.0%

(1) A reconciliation of GAAP and non-GAAP results is included below.

(2) Results for the third quarter ended September 30, 2021 and 2020 and second quarter ended June 30, 2021 include the impact of approximately $1.2 million, $1.3 million and $0.9 million of net COVID-19 related costs, respectively.

"We continued to execute well in the face of unprecedented supply chain constraints delivering strong revenue and profit growth in the third quarter,” said Jeff Benck, Benchmark’s President and CEO. “Our revenues were up 5% sequentially and 9% year-over-year fueled by strong demand in Semi-Cap and high-performance Computing, and improving demand in the Industrials vertical. Our third quarter non-GAAP gross margins improved to 9.4% and non-GAAP operating margins improved 80 basis points or 32% sequentially, which is a testament to the strong operational performance of our team.”

“Entering the fourth quarter, we expect that our revenue will again increase sequentially supported by Semi-Cap, Defense, and Computing strength, which we are projecting will enable double digit year-over-year revenue growth in the quarter and non-GAAP gross margins at 9% for the full year. As we look towards 2022 with our current strong demand momentum, we are expecting another year of solid growth and financial results aligned with the mid-term financial model that we set over a year ago.”

Cash Conversion Cycle

	Sep 30,	Jun 30,	Sep 30,
	2021	2021	2020
Accounts receivable days	49	48	52
Contract asset days	25	26	28
Inventory days	83	75	66
Accounts payable days	(70)	(69)	(54)
Advance payments from customers days	(16)	(16)	(11)
Cash Conversion Cycle days	71	64	81

Third Quarter 2021 Industry Sector Update

Revenue and percentage of sales by industry sector (in millions) was as follows.

	Sep 30,		Jun 30,		Sep 30,
Higher-Value Markets	2021		2021		2020
Medical	$118	21%	$109	20%	$134	26%
Semi-Cap	133	23	139	26	99	19
A&D	101	18	97	18	105	20
Industrials	108	19	100	18	86	16
	$460	81%	$445	82%	$424	81%

	Sep 30,		Jun 30,		Sep 30,
Traditional Markets	2021		2021		2020
Computing	$57	10%	$40	7%	$44	8%
Telecommunications	55	9	60	11	58	11
	$112	19%	$100	18%	$102	19%
Total	$572	100%	$545	100%	$526	100%

Overall, higher-value market revenues were up 4% quarter-over-quarter from growth in Industrials, A&D and Medical and 9% year-over-year from growth in Semi-Cap and Industrials. Traditional market revenues were up 12% quarter-over-quarter and up 9% year-over-year from growth in the computing sector.

Fourth Quarter 2021 Outlook

•
Revenue between $560 - $610 million
•
Diluted GAAP earnings per share between $0.24 - $0.32
•
Diluted non-GAAP earnings per share between $0.37 - $0.45 (excluding restructuring charges and other costs and amortization of intangibles)
•
This guidance takes into consideration all known constraints for the quarter and assumes no further significant interruptions to our supply base, operations or customers. Guidance also assumes no material changes to end market conditions and our operations due to COVID-19.

Restructuring charges are expected to range between $4.0 million and $4.5 million in the fourth quarter and the amortization of intangibles is expected to be $1.7 million in the fourth quarter.

Third Quarter 2021 Earnings Conference Call

The Company will host a conference call to discuss the results today at 5:00 p.m. Eastern Time. The live webcast of the call and accompanying reference materials will be accessible by logging on to the Company's website at www.bench.com. A replay of the broadcast will also be available until Wednesday, November 3, 2021 on the Company's website.

About Benchmark Electronics, Inc.

Benchmark provides comprehensive solutions across the entire product life cycle by leading through its innovative technology and engineering design services, leveraging its optimized global supply chain and delivering world-class manufacturing services in the following industries: commercial aerospace, defense, advanced computing, next generation telecommunications, complex industrials, medical, and semiconductor capital equipment. Benchmark's global operations include facilities in seven countries and its common shares trade on the New York Stock Exchange under the symbol BHE.

For More Information, Please Contact:

Lisa K. Weeks, Senior Vice President, Chief Strategy Officer

623-300-7052 or lisa.weeks@bench.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act). These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts and may include words such as “anticipate,” “believe,” “intend,” “plan,” “project,” “forecast,” “strategy,” “position,” “continue,” “estimate,” “expect,” “may,” “will,” “could,” “predict,” and similar expressions or the negative or other variations thereof. In particular, statements, express or implied, concerning future operating results, our ability to generate sales, income or cash flow, the anticipated impact of the COVID-19 pandemic, the outlook and guidance for fourth quarter 2021 results, our anticipated plans and responses to the COVID-19 pandemic, our expected revenue mix, our business strategy and strategic initiatives, our repurchases of shares of our common stock and our intentions concerning the payment of dividends, among others, are forward-looking statements. Although we believe these statements are based upon reasonable assumptions, they involve risks, uncertainties and assumptions that are beyond our ability to control or predict, relating to operations, markets and the business environment generally, including those discussed under Part I, Item 1A of the company's Annual Report on Form 10-K for the year ended December 31, 2020, Part II, Item 1A of the company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 and in any of our subsequent reports filed with the Securities and Exchange Commission (SEC). In particular, these statements also depend on the duration, severity and evolution of the COVID-19 pandemic and related risks, including the emergence and severity of its variants, the availability of vaccines and potential hesitancy to utilize them, government and other third-party responses to it and the consequences for the global economy, our business and the businesses of our suppliers and customers, as well as our ability (or inability) to execute on our plans to respond to the COVID-19 pandemic. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes, including the future results of our operations, may vary materially from those indicated. Undue reliance should not be placed on any forward-looking statements. Forward-looking statements are not guarantees of performance. All forward-looking statements included in this document are based upon information available to us as of the date of this document, and we assume no obligation to update.

Non-GAAP Financial Measures

This document includes certain financial measures that exclude items and therefore are not in accordance with U.S. generally accepted accounting principles (“GAAP”). A detailed reconciliation between GAAP results and results excluding certain items (“non-GAAP”) is included in the following tables attached to this document. Management discloses non‐GAAP information to provide investors with additional information to analyze the Company’s performance and underlying trends. Management also uses non‐GAAP measures in order to better assess operating performance and help investors compare results with our previous guidance. In situations where a non-GAAP reconciliation has not been provided, the Company was unable to provide such a reconciliation without unreasonable effort due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the non-GAAP adjustments may be recognized. The Company’s non‐GAAP information is not necessarily comparable to the non‐GAAP information used by other companies. Non‐GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as a measure of the Company’s profitability or liquidity. Readers should consider the types of events and transactions for which adjustments have been made.

###

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(Amounts in Thousands, Except Per Share Data)

(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Sales	$571,882	$525,951	$1,622,265	$1,531,881
Cost of sales	518,177	479,597	1,478,420	1,407,494
Gross profit	53,705	46,354	143,845	124,387
Selling, general and administrative expenses	34,387	29,724	98,969	89,815
Amortization of intangible assets	1,596	2,368	4,793	7,120
Restructuring charges and other costs	6,428	7,161	9,600	15,480
Ransomware incident related costs (recovery), net	(500)	(1,558)	(3,944)	(1,305)
Income from operations	11,794	8,659	34,427	13,277
Interest expense	(1,987)	(2,136)	(6,215)	(6,189)
Interest income	122	154	451	1,040
Other income (expense), net	500	439	664	(191)
Income before income taxes	10,429	7,116	29,327	7,937
Income tax expense	2,364	1,201	5,976	1,577
Net income	$8,065	$5,915	$23,351	$6,360
Earnings per share:
Basic	$0.23	$0.16	$0.65	$0.17
Diluted	$0.23	$0.16	$0.64	$0.17
Weighted-average number of shares used in calculating earnings per share:
Basic	35,423	36,467	35,806	36,565
Diluted	35,666	36,544	36,287	36,821

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(UNAUDITED)

(in thousands)

	September 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$288,567	$390,808
Restricted cash	2,630	5,182
Accounts receivable, net	311,384	309,331
Contract assets	160,194	142,779
Inventories	478,325	327,377
Other current assets	37,909	26,874
Total current assets	1,279,009	1,202,351
Property, plant and equipment, net	188,858	185,272
Operating lease right-of-use assets	102,440	79,966
Goodwill and other, net	270,059	276,646
Total assets	$1,840,366	$1,744,235

Liabilities and Shareholders’ Equity
Current liabilities:
Current installments of long-term debt and finance lease obligations	$7,663	$9,161
Accounts payable	401,106	282,208
Advance payments from customers	91,464	84,122
Accrued liabilities	99,936	105,645
Total current liabilities	600,169	481,136
Long-term debt and finance lease obligations, less current installments	123,510	131,051
Operating lease liabilities	94,219	72,120
Other long-term liabilities	60,132	70,340
Shareholders’ equity	962,336	989,588
Total liabilities and shareholders’ equity	$1,840,366	$1,744,235

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Statement of Cash Flows

(in thousands)

(UNAUDITED)

	Nine Months Ended
	September 30,
	2021	2020
Cash flows from operating activities:
Net income	$23,351	$6,360
Depreciation and amortization	32,963	36,939
Stock-based compensation expense	10,856	9,464
Accounts receivable, net	(2,342)	16,410
Contract assets	(17,415)	(335)
Inventories	(151,518)	(37,131)
Accounts payable	114,477	(18,260)
Advance payments from customers	7,341	21,075
Other changes in working capital and other, net	(19,021)	(8,907)
Net cash provided by (used in) operations	(1,308)	25,615

Cash flows from investing activities:
Additions to property, plant and equipment and software	(32,437)	(29,102)
Other investing activities, net	294	2,586
Net cash used in investing activities	(32,143)	(26,516)

Cash flows from financing activities:
Share repurchases	(40,216)	(19,329)
Net debt activity	(6,458)	8,395
Other financing activities, net	(20,254)	(18,747)
Net cash used in financing activities	(66,928)	(29,681)

Effect of exchange rate changes	(4,414)	1,436
Net decrease in cash and cash equivalents and restricted cash	(104,793)	(29,146)
Cash and cash equivalents and restricted cash at beginning of year	395,990	363,956
Cash and cash equivalents and restricted cash at end of period	$291,197	$334,810

Benchmark Electronics, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Results

(Amounts in Thousands, Except Per Share Data)

(UNAUDITED)

	Three Months Ended			Nine Months Ended
	Sep 30,	Jun 30,	Sep 30,	Sep 30,
	2021	2021	2020	2021	2020
Income from operations (GAAP)	$11,794	$10,699	$8,659	$34,427	$13,277
Amortization of intangible assets	1,596	1,599	2,368	4,793	7,120
Restructuring charges and other costs	2,070	1,581	1,425	5,242	8,737
Impairment	4,358	—	5,736	4,358	6,743
Ransomware incident related costs (recovery), net	(500)	—	(1,558)	(3,944)	(1,305)
Customer insolvency (recovery)	(168)	(153)	(796)	(353)	(1,149)
Non-GAAP income from operations	$19,150	$13,726	$15,834	$44,523	$33,423

Gross Profit (GAAP)	$53,705	$47,913	$46,354	$143,845	$124,387
Customer insolvency (recovery)	(168)	(153)	(796)	(353)	(1,149)
Non-GAAP gross profit	$53,537	$47,760	$45,558	$143,492	$123,238

Selling, general and administrative expenses (GAAP)	$34,387	$34,034	$29,724	$98,969	$89,815
Non-GAAP selling, general and administrative expenses	$34,387	$34,034	$29,724	$98,969	$89,815

Net income (GAAP)	$8,065	$7,369	$5,915	$23,351	$6,360
Amortization of intangible assets	1,596	1,599	2,368	4,793	7,120
Restructuring charges and other costs	2,070	1,581	1,425	5,242	8,737
Impairment	4,358	—	5,736	4,358	6,743
Ransomware incident related costs (recovery), net	(500)	—	(1,558)	(3,944)	(1,305)
Customer insolvency (recovery)	(168)	(153)	(796)	(353)	(1,149)
Income tax adjustments(1)	(1,491)	(633)	(1,458)	(1,955)	(4,123)
Non-GAAP net income	$13,930	$9,763	$11,632	$31,492	$22,383

Diluted earnings per share:
Diluted (GAAP)	$0.23	$0.20	$0.16	$0.64	$0.17
Diluted (Non-GAAP)	$0.39	$0.27	$0.32	$0.87	$0.61

Weighted-average number of shares used in
calculating diluted earnings per share:
Diluted (GAAP)	35,666	36,061	36,544	36,287	36,821
Diluted (Non-GAAP)	35,666	36,061	36,544	36,287	36,821

Net cash provided by (used in) operations	$(41,581)	$3,660	$5,697	$(1,308)	$25,615
Additions to property, plant and equipment and software	(13,818)	(12,197)	(5,812)	(32,437)	(29,102)
Free cash flow (used)	$(55,399)	$(8,537)	$(115)	$(33,745)	$(3,487)

(1)
This amount represents the tax impact of the non-GAAP adjustments using the applicable effective tax rates.